                                                             EXHIBIT 15(a)(7)(i)

                                AMENDMENT NO. 1
                                      TO
                 AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                      OF
                         AIM INTERNATIONAL FUNDS, INC.
                               (Class B Shares)

        The Master Distribution Plan (the "Plan"), dated effective September 10, 1994, as amended September 10, 1994, and as amended and restated as of May 2, 1995, by AIM International Funds, Inc., a Maryland corporation, with respect to the Class B Shares of each series of shares of common stock as set forth in the Agreement, is hereby amended as follows:

        Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                "SCHEDULE A TO
                             AMENDED AND RESTATED
                          MASTER DISTRIBUTION PLAN OF
                         AIM INTERNATIONAL FUNDS, INC.
                               (CLASS B SHARES)


                                                                   MAXIMUM
                                     ASSET BASED     SERVICE      AGGREGATE
FUND                                 SALES CHARGE      FEE        ANNUAL FEE
----                                 ------------      ---        ----------
AIM Asia-Pacific Growth Fund            0.75%         0.25%          1.00%
AIM European Capital Growth Fund        0.75%         0.25%          1.00%
AIM Global Aggressive Growth Fund       0.75%         0.25%          1.00%
AIM Global Growth Fund                  0.75%         0.25%          1.00%
AIM Global Income Fund                  0.75%         0.25%          1.00%
AIM International Equity Fund           0.75%         0.25%          1.00%"


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:                  , 1997
      ------------------

                                           AIM INTERNATIONAL FUNDS, INC.



Attest:                                    By:
       --------------------------------       --------------------------------
       Assistant Secretary                     President

(SEAL)